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                                                                    Exhibit 21.1


                         Subsidiaries of the Registrant


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                                                                         Jurisdiction of Incorporation
                                                                         -----------------------------
Direct Subsidiaries of NN, Inc.          NN Ownership Interest                  or Organization
-------------------------------          ---------------------                  ---------------
Industrial Molding GP, LLC                        100%                             Delaware
The Delta Rubber Company                          100%                            Connecticut
NN Euroball ApS                                    54%                            Netherlands
NN Mexico, LLC                                     51%                             Delaware


                                                                         Jurisdiction of Incorporation
                                                                         -----------------------------
Indirect Subsidiaries of NN, Inc.                 Ownership                     or Organization
---------------------------------                 ---------                     ---------------
Industrial Molding LP, LLC                100% owned by Industrial                Tennessee
                                               Molding GP, LLC

Industrial Molding Group, L.P.             99% owned by Industrial                 Tennessee
                                           Molding LP, LLC and 1%
                                         owned by Industrial Molding
                                                   GP, LLC

NN Arte S. De R.L. De D.V.                 99% owned by NN Mexico,                  Mexico
                                                     LLC

Kugelfertigung Eltmann GmbH                   100% owned by NN                      Germany
                                                Euroball ApS

EB Italia srl                              90% owned by NN Euroball                  Italy
                                                     ApS

Euroball S.p.A.                            100% owned by EB Italia                   Italy

NN Ball & Roller Ltd.                       90% owned by Euroball                   Ireland
                                           S.p.A. and 10% owned by
                                                 EB Italia
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